UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PROCAP FINANCIAL, INC.

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On March 16, 2026, Anthony Pompliano, the Chief Executive Officer of ProCap Financial, Inc., on the David Rutherford Show podcast, shared the following:

David Rutherford Show – Interview with Anthony Pompliano

March 16, 2026

https://www.youtube.com/watch?v=YfLVjhXWQSA

David Rutherford: What are you paying attention to right now? Uh what are you telling your listeners to focus on? And uh do you have any uh short-term outlooks that people can uh uh pay attention to you that uh some uh consistent some of the underlying consistencies in in in the volatility that can clear away the noise for people?

Anthony Pompliano: My number one message to people right now is artificial intelligence is very real and there is a jump ball situation that they should take seriously. So, if we go back, you know, my experience with Bitcoin, um, I heard about it in 2012.

Uh, I literally have a DM with an individual, and I’m basically like, you know, you sound insane essentially. Um, in, uh, in 2014, I was working at Facebook. We hired David Marcus, the president of PayPal, came over and he kept talking about Bitcoin. Sat maybe100 feet from me. And, uh, I asked an engineer, I said, “What’s he talking about?” And the guy said, you know, it’s stupid. Didn’t do anything. And it was only in 2016 did I say, “Hey, maybe I should, you know, take some time to to look at this.” And uh my wife always tells a story of she came home one day and I was sitting there and I literally had books and papers and you know, I basically looked like a a math nerd who was like, you know, cramming for a test.

And she said, “Look, if there’s one thing I know about you, you did not do any of that in school. So what are you doing?” And uh and I said to her, I said, “You know, I’m trying to learn about this thing. it seems like this is going to be uh uh important and so I went and I did the work for it and I wish I’d done it earlier but but eventually I did do it. AI to me feels like that’s the moment right now, right? Is go and learn how to do this. Understand how do the LLMs work. Understand all these product releases that are coming out. Understand what people are doing with this stuff.

Because if you are a young person, there are two things you can do with AI. You can go and you can create products, services, and companies. Meaning that you can kind of be on your own. You can serve people, solve problems, and use AI to do it. But also, if you have a job, the single most coveted spot over the next 5 years inside big corporations is going to be the young person that is deemed to be the AI expert.

That’s right.

Pompliano: If you’re the person who understands how this technology works and you work in a big bloated bureaucratic organization, they are going to love you. You are going to get way more credit than you deserve for even understanding how to spell AI, let alone how to use it. And so, I think that that’s probably one big aspect.

Now, the second thing is that people should be using this in their day-to-day life. And so as I went down this rabbit hole and really started to get better at it um and understand it better, uh one of the things I wanted to do is I want to be able to use AI for my investing portfolio. And so I went to ChatGPT and you know Gemini and Grok, all these things. And one of the problems that I found was I was using, you know, the superhuman intelligence through the LMS, but every time I’d ask it a question, I’d get generic advice back. And the advice was essentially just didn’t have my context. And so we actually built a product called CFO Silvia that you come in and you attach all your accounts and you know uh uh provide all this context around what are the assets you own and then when you talk to Silvia you’re talking to a a model but what that model is doing is it’s essentially allowing us to feed the context of your portfolio with every query.

So if you ask something for example, you know, what is going to be the impact on the market and my portfolio if oil prices are higher for a longer period of time, Silvia will come back and explain to you what’s likely to happen in the market, but then go asset by asset in your portfolio and explain exactly what is likely to happen to you.

Rutherford: Wow. Wow.

Pompliano: And so that’s where I think AI becomes really interesting is you start to use the superhuman intelligence plus the context of your personal life. And you know, we we’ve seen people do um some pretty crazy thing. We saw one guy um who who told us he wanted to do something. We ended up actually turning this into a feature, but he was uploading his tax return and asking Silvia to tell him how to get his tax rate down, right? And so, you know, going and understanding everything about his life and how his income worked, etc., and then going and explaining that. And so, I just think like that’s the area where AI to me is really going to be valuable is, you know, the context of your fitness or your health records and stuff like how do I get healthier? You know, what food am I eating? what does my portfolio look like? What is my day-to-day? What’s my email? You know, how do you apply AI to these different areas? And so, you know, we’re pretty focused because of my interest in investing on uh on CFO Silvia and applying it there. But I think this is going to become pervasive across the economy. And and I think that people who can go and learn these skills, learn this technology, they’re going to end up in a much better place than maybe the people who otherwise are going to kind of sit back and say, you know, I don’t know if that thing is real or not.

Rutherford: Yeah. I I the one of the most uh prominent questions I ask and you know I in my speaking I generally am speaking to financial adviserss on a regular basis. I was just in front of a a $50 billion RIA in the center part of the country last week and I asked the question, how many people have invested at least 20 hours in legitimate elite level AI training to incorporate in your business? And it wasn’t just, you know, uh, portfolio evaluations or anything. It was marketing, it was, you know, customer contact, whether, you know, it was across the board. And at this company which had a lot of young people which was cool you know I got probably six hands that went up that were really really dedic but like I’ve been in front of other you know other wirehouses out there and like these are the biggest producers in their city in their you know in in in these firms and I’d get you know 50 people in the room I get one person that raised their hand and then I pin down on them all right what’s your training they’re like oh I’ve watched a few YouTube videos. And so it’s like there there is a division, right, based on demographics who are more in line with like, oh, I’m past it. I’m not going to worry. I’m going to transition.

That’s why you see I think you’ve seen a lot of people try and dump their books on younger or or uh you know, other firms independents that are consolidating right now, you know. But I I agree. I really believe the younger generation that is in incorporating this system these systems into how they assist their clients, right? It’s not the they’re not and those people are not deathly afraid of it overwhelming and taking over their business. They’re like, “No, this is going to make me Superman in my business.” And I think that’s a really positive attribute to to what’s going on. All right. Um, you know, last question, I promise.

Rutherford: All right, Mr. Pompliano, where can people sign up for the newsletter, follow you, and and watch your daily show?

Pompliano: Yeah, I appreciate it. Um, if you want to listen to or or read the newsletter, just go to pompletter.com.

And then if you want to sign up for uh for Silvia, you can just go to cfosilvia.com and you can get uh set up there for uh for free.

David Rutherford: Awesome. Thank you so much, sir. God bless you and what you’re doing. Thank you guys for having me.

IMPORTANT LEGAL INFORMATION

In connection with the proposed transaction by and among ProCap Financial, CFO Silvia, and Silvia Merger Sub, Inc., a Delaware corporation (the “Proposed Transaction”), ProCap Financial plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of ProCap Financial (the “Proxy Statement”) in connection with Proposed Transaction. The definitive proxy statement and other relevant documents will be mailed to stockholders of ProCap Financial as of a record date to be established for voting on the Proposed Transaction and other matters as described in the Proxy Statement. ProCap Financial will also file other documents regarding the Proposed Transaction with the SEC. This communication does not contain all of the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF PROCAP FINANCIAL AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH PROCAP FINANCIAL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PROCAP FINANCIAL, SILVIA AND THE PROPOSED TRANSACTION.

Investors and security holders will also be able to obtain copies of the Proxy Statement and all other documents filed or that will be filed with the SEC by ProCap Financial, without charge, once available, on the SEC’s website at www.sec.gov, or by directing a request to: ProCap Financial Inc. at 600 Lexington Ave., Floor 2, New York, NY 10022.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR ANY RELATED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

Silvia, ProCap Financial and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from ProCap Financial’s stockholders in connection with the Proposed Transaction. A list of the names of such persons, and information regarding their interests in the Proposed Transaction and their ownership of ProCap Financial’s securities are, or will be, contained in ProCap Financial’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of ProCap Financial’s stockholders in connection with the Proposed Transaction is contained in the Proxy Statement. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This communication and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Silvia or ProCap Financial, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve significant risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” set forth in the Company’s proxy statement/prospectus included in Company’s Registration Statement on Form S-4 (File No. 333-290365), initially publicly filed with the SEC on September 18, 2025, as amended, or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

This press release is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

MEDIA CONTACT

Erica Chase

press@procapfinancial.com

INVESTOR CONTACT

investors@procapfinancial.com